UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 28, 2018

Oritani Financial Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34786	30-0628335
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

370 Pascack Road, Township of Washington, New Jersey 07676
(Address of Principal Executive Offices) (Zip Code)

(201) 664-5400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On August 28, 2018, the Board of Directors of Oritani Financial Corp. (the “Company”) increased the size of the Board to eight members and appointed Judith Schumacher-Tilton as a director. Ms. Schumacher-Tilton was also appointed to the Board of Directors of Oritani Bank, the wholly owned subsidiary of the Company (the “Bank”). Ms. Schumacher-Tilton is president of Schumacher Chevrolet Auto Group, New Jersey’s largest volume Chevy dealer, with five Chevrolet dealerships and one Buick dealership.

       No determination has been made as to any board committee to which Ms. Schumacher-Tilton may be appointed. There have been no transactions since the beginning of the Company’s last fiscal year, nor any currently proposed transaction, between the Company (or the Bank) and Ms. Schumacher-Tilton of a nature reportable pursuant to Section 404(a) of SEC Regulation S-K.   A copy of the press release announcing Ms. Schumacher-Tilton as a Board member is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

        (a) Financial Statements of Businesses Acquired. Not applicable.

        (b) Pro Forma Financial Information. Not applicable.

        (c) Shell Company Transactions. Not applicable.

        (d) Exhibits.

          Exhibit No.               Description

          99.1                          Press release dated August 28, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oritani Financial Corp.

Date: August 28, 2018	By:	/s/ Kevin J. Lynch
Kevin J. Lynch
President and Chief Executive Officer